Exhibit 10(r)

FLEXIBLE STOCK INCENTIVE PLAN OF INDIGO N.V.

1.             Establishment, Purpose, and Definitions.

a.                                                                There is hereby adopted the Flexible Stock Incentive Plan (the “Plan”) of Indigo N.V. (the “Company”).

b.                                                               The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4 below) can acquire Common Stock of the Company (the “Stock”).  The plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates (as hereinafter defined) an opportunity to purchase shares of Stock pursuant to options.  The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates.  Moreover, the Plan authorizes the grant of stock appreciation rights (“SARs”), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.  Options may be granted either on the basis of past or future services (“Service Options”) or on the basis of performance (“Performance Options”).  The Plan also allows for sub-plans with respect to the Company or an Affiliate, or with respect to citizens or residents of one or more countries, provided the sub-plan is no less restrictive than the Plan.

c.                                                                The term “Affiliates” as used in the Plan means parent or subsidiary corporations of the Company and of Indigo Ltd., a Bermuda company (“Indigo Ltd.”), including parents or subsidiaries which become such after adoption of the Plan.

2.             Administration of the Plan

a.                                                                The Plan shall be administered by the Supervisory Board of the Company (the “Board”).  The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the “Committee”).  The Committee shall include representatives of a Managing Director of the Company and an officer or director of Indigo Ltd.. Members of the Committee shall serve at the pleasure of the Board.  The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine.  A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.  If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to “the

Committee” shall be construed to refer to the Board.  No member of the Board or the Committee shall be liable to any person for any action, determination or inaction with respect to the Plan which is taken or made in good faith.

b.                                                               In the event that the Company becomes subject to the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), then, notwithstanding the provisions of Section 2(a) hereof, (i) the Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 and (ii) none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (a) the Plan or (b) any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3.  The limitations set forth in this Section 2(b) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3.

c.                                                                The Committee shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

d.                                                               The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the optionee’s rights under an outstanding option shall not be made without the optionee’s written consent.  The Committee may, with the optionee’s written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

e.                                                                The Committee shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock or SARs under the Plan, the timing of such grants, the terms thereof (including any restrictions), and, the number of shares or SARs to be granted.  The Stock shall be issued for such consideration (if any) as the Committee deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the “Restricted Stock Purchase Agreement” or the “Restricted Stock Bonus Agreement”).  The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the individual’s rights to the Stock shall not be made without his or her written consent.

f.                                                                  The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.  All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

g.                                                               Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

3.                             Stock Subject to the Plan.

a.                                                               An aggregate of not more than 19,315 (386,300 after a proposed 20-to-1 stock split) shares of Stock shall be available for the grant of Stock Options or the issuance of Stock or SARs under the Plan, of which not more than 10,315 (206,300 after a proposed 20-to-1 stock split) may be for Service Options and Stock and stock appreciation rights granted on the basis of past or present service and not more than 9,000 (180,000 after a proposed 20-to-1 stock split) may be for Performance Options and Stock and stock appreciation rights granted on the basis of performance.  If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

b.                                                              If there is any change in the Stock subject to the Plan, the Stock subject to a Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement or an SAR Agreement, or the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number and kind of shares subject to the Plan, or to a Restricted Stock Purchase Agreement, Restricted Stock Bonus Agreement, or a SAR Agreement, and the number and kind of shares and the price per share subject to outstanding options.

4.             Eligible Individuals

Individuals who shall be eligible to have granted to them the options or Stock provided for by the Plan shall be such employees, including officers and directors who are employees of the Company or an Affiliate, as the Committee, in its discretion, shall designate from time to time.

5.             The Option Price.

The exercise price of the Stock covered by each stock option shall be as determined by the Committee, provided that in no case shall the joint exercise price of any paired Company option and Indigo Ltd. option be less than 80% of the Common Stock Value at the time of issuance of such paired options (“Date of Grant”).  The “Common Stock Value” at any time shall be equal to the then current fair market value of the Company Common Stock and the Indigo Ltd. Common Stock, as determined by the Committee and agreed to by the Investor Representative, if any, appointed under section 3(g) of the Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Spectrum Sciences B.V., Spectrum Sciences Ltd. and S-C Indigo CV and dated as of February 25, 1993 (the “Investor Representative”).  If the Committee and the Investor Representative are unable to agree on the fair market value, then the fair market value shall be determined by an independent valuation expert satisfactory to the Committee and the Investor Representative.  The fair market value as determined by such independent valuation expert shall be conclusive.  The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b) above.

6.             Terms and Conditions of Options.

a.                                                                Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted, the terms of which shall be determined by the Committee subject to the terms of the Plan.

b.                                                               The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an option shall not be for more than 10 years.

c.                                                                Upon termination of employment (regardless of whether or not termination is by the employee or employer or for cause), all unvested options shall lapse.  Upon termination of employment (regardless of whether or not termination is by the employee or employer or for cause) and at the option of the Company, (i) vested options may be repurchased by the Company if permitted by, and pursuant to the terms of, an applicable Stock Option Agreement and (ii) prior to the IPO, Stock may be purchased (in whole or in part) by the Company at a purchase price equal to the then fair market value (as determined by the Committee) of the Stock.

d.                                                               The Service Options will vest over a four-year period. Individuals who were employees of the Company prior to January 1, 1993, will be vested in a percentage of Service Options as of the Date of Grant based upon the number of full years of employment prior to the Date of Grant based upon the following schedule:

Number of Full Years	Percentage Vested on Date of Grant
Less than 5	25%
5 to 9	40%
10 to 14	50%
15+	55%

Service Options not vested on the Date of Grant will vest in equal amounts on the first three annual anniversaries of the Date of Grant for employees hired before January 1, 1993.  For employees hired on or after January 1, 1993, 25 % of Service  Options will vest in the first four annual anniversaries of the Date of Grant.  Notwithstanding the foregoing, the Committee may determine different vesting schedules in special circumstances.

Performance Options will vest over a period of years in relation to the achievement by the Company and its Affiliates of earnings targets to be determined by the Board, with partial vesting on a sliding scale as determined by the Board.  Notwithstanding the foregoing, all non-vested Performance Options shall vest eight years and eleven months following the Date of Grant.

e.                                                               The Stock Option Agreement may contain such other terms., provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan).

7.             Terms and Conditions of Stock Purchase and Bonus

a.                                                                Each sale or grant of stock pursuant to the Plan will be evidenced by either a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such stock is sold or a written Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is granted.

b.                                                               The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan), including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

8.                                      Terms and Conditions of SARs.

The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted.  The SAR agreement may contain such terms, provisions and conditions as may be determined by the Committee and which are not inconsistent with this Plan.

9.             Use of Proceeds.

Cash proceeds realized from the sale of Stock under the Plan or pursuant to options granted under the Plan shall constitute general funds of the Company.

10.          Amendment, Suspension, or Termination of the Plan.

a.                                                               The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable legal requirements, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in paragraph 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

(i.)                                  To increase the maximum number of shares subject to stock options issued under the Plan; or

(ii.)                               To change the designation or class of persons eligible to receive stock options under the Plan.

b.                                                               No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option previously granted under the Plan.  The Plan shall terminate with respect to the grant of stock options on September 6, 2003, unless previously terminated by the Board pursuant to this paragraph 10.

11.          Assignability.

Each option granted pursuant to this Plan shall, during optionee’s lifetime, be exercisable only by him or her, and neither the option nor any right hereunder shall be transferable by optionee, by operation of law or otherwise, other than by will or the laws of descent and distribution.  Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement.

12.          Buyout Provisions.

At any time, the Committee may, but shall not be required to, authorize the Company to offer to buy out for a payment in cash or Stock an option previously granted based on such terms and conditions as the Committee shall establish and communicate to the optionee in connection with such offer.

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9/12/02                                  Section 12 added and plan restated by the HR & Compensation Committee

11/21/02                            Section 2.g. added and plan restated by the HR & Compensation Committee